Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ichor Holdings, Ltd. (the “Company”) on Form 10-K for the period ending December 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 24, 2023	By:	/s/ Jeffrey S. Andreson
Jeffrey S. Andreson
Chief Executive Officer